UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  March 28, 2013
(Date of earliest event reported)

CLEARFIELD, INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-16106	41-1347235
(Commission File No.)	(IRS Employer Identification No.)

5480 Nathan Lane North, Suite 120, Plymouth, MN 55442
(Address of Principal Executive Offices)(Zip Code)

(763) 476-6866
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 2 through 8 are not applicable and therefore omitted.

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2013, Clearfield, Inc. (the “Company”) and Bass Lake Realty LLC (the “Landlord”) entered into an amendment to the Company’s lease and a related license for the Company’s headquarters in Plymouth Minnesota (the “Amendment”).  A copy of the Amendment is attached hereto as Exhibit 10.1.

Under the Amendment, the Company expanded its leased space as of April 1, 2013 by 16,845 square feet (which includes approximately 9,561 square feet currently licensed by the Company through March 31, 2013) to 46,583 square feet, set the Company’s pro rata share of certain expenses for such additional leased space, set the base rent for the expanded leased space for the remainder of the term, and extended the term of the lease to February 28, 2015.

This foregoing summary of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the Amendment attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

10.1	First Amendment to Lease and First Amendment to First Amended and Restated License Agreement dated March 28, 2013 by and between Clearfield, Inc. and Bass Lake Realty LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARFIELD, INC.

By	/s/ Daniel Herzog
Daniel Herzog, Chief Financial Officer

Dated: April 3, 2013